                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 29, 2004
                        (Date of earliest event reported)

                               CELLCO PARTNERSHIP
             (Exact name of registrant as specified in its charter)


          Delaware                       333-92214                22-3372889
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
        organization)                                        Identification No.)


     180 Washington Valley Road
          Bedminster, NJ                                             07921
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (908) 306-7000

                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 9.  REGULATION FD DISCLOSURE

Below is a press release issued by Verizon Communications Inc. This press release includes information related to Cellco Partnership d/b/a Verizon Wireless (the "Registrant").


NEWS RELEASE

                                                                  [VERIZON LOGO]

FOR IMMEDIATE RELEASE                  MEDIA CONTACTS:
Jan. 29, 2004                          Peter Thonis
                                       212-395-2355
                                       peter.thonis@verizon.com

                                       BOB VARETTONI
                                       212-395-7726
                                       robert.a.varettoni@verizon.com


             VERIZON OUTLINES STRATEGIES TO BUILD ON 2003 RESULTS TO MAINTAIN LEADERSHIP POSITION IN A TRANSFORMING INDUSTRY

          COMPANY HIGHLIGHTS BUSINESS-UNIT PLANS AT ANALYST MEETING AND
                            PROVIDES OUTLOOK FOR 2004

         NEW YORK -- Senior executives at Verizon Communications (NYSE:VZ) today outlined strategies and operational plans designed to maintain the company's leadership position in a transforming industry and accelerate the company's growth in 2004 and beyond.

         At a conference held here for analysts, Chairman and CEO Ivan Seidenberg said, "Our 2004 business plans present a solid strategy for the organic growth of our company. Some of our plans will begin to generate financial results this year. Other plans, especially our new infrastructure investments, will produce results over the long term.

         "We are confident in our ability to continue to transform ourselves for growth, and we believe this will yield an improving growth profile for Verizon as we move forward."

Verizon News Release, page 2

         Seidenberg added, "We are investing in technologies that support higher-growth revenue streams; improving our balance sheet to enhance our strategic flexibility and give us more options for returning value to shareowners; and permanently reducing our cost structure in the regulated segment of our business."

                               2004 BUSINESS PLANS

         The presentations at today's meeting focused on growth strategies and operational plans at Verizon's business segments.

DOMESTIC TELECOM:

         Larry Babbio, president of Verizon's domestic wireline business, outlined key execution areas for 2004 in consumer, small business, enterprise (large business) and wholesale markets. Babbio told analysts to look for continued customer gains in DSL (digital subscriber lines) and long-distance; improved share in enterprise markets; stability in wholesale markets; and continued improvement in Domestic Telecom's cost structure. Excluding pension and OPEB (other post-retirement employee benefit) costs, margins will be stable, Babbio said, with continued strong cash generation.

         Regarding broadband, Babbio described plans to expand DSL availability and reiterated Verizon's target of passing 1 million homes with advanced, high-speed fiber optics. He also elaborated on technology plans to evolve Verizon's nationwide wireline network to packet-switching technology.

Verizon News Release, page 3

         Babbio outlined cost-management strategies, such as the increased automation of internal processes, wider use of customer self-service through the Web and "touch-free" delivery of services to large customers.

         Consumer and small-business plans call for a continued emphasis on product bundling (see Verizon's announcement earlier today about new offers that include DIRECTV), and Babbio discussed rollout strategies for Voice Over Internet Protocol (VOIP) offerings in all retail customer segments.

VERIZON WIRELESS:

         Denny Strigl, president and CEO of Verizon Wireless, said the company's premier wireless network will once again be the bedrock for continued industry leadership and differentiated service -- which will continue to deliver shareholder value in 2004 and beyond. He emphasized that Verizon Wireless plans to preserve its "best network" reputation for quality and reliability, while it rolls out robust new products and services.

         With the expansion of the company's BroadbandAccess service nationally beginning this year, Verizon Wireless will be able to offer customers richer, more productive, graphics-based wireless capabilities including video messaging, video and music content, multiplayer-gaming and broadband mobility at speeds of 300 to 500 kbps.

         To complement this wireless broadband capability, the company will roll out an array of advanced devices customized to present fun, visual content and to further stimulate usage of data and messaging services. The company has seen a dramatic rise in data usage and revenue in 2003, and expects continued data growth.

         Leading the industry in lowest cost structure continues to be a priority for the company, Strigl said. In 2004, Verizon Wireless will create further cost efficiencies by delivering greater

Verizon News Release, page 4

network efficiencies through network management and technology, further consolidating facilities to take advantage of scale, and increasing self-serve and automated transactions.

INFORMATION SERVICES:

         Kathy Harless, president of Verizon Information Services (VIS), described the evolution of the directory services business, which she said is expected to continue to provide healthy cash flows in 2004. Harless announced plans that are designed to protect the core print business and tap into new revenue opportunities through "pay-per-click" advertising on Verizon's SuperPages.com domestic Internet directory.

         Harless said that VIS is charting a course to provide three things to maximize this opportunity: truly rich, location-specific content; highly targeted local search capabilities, and a compelling pay-per-click offer that monetizes searches and provides advertisers stronger value for their promotional dollars. Harless added that within the next few months VIS will launch new options on SuperPages.com that will re-define the local search and buying market, and introduce pay-per-click pricing -- unleashing the value in the company's online product.

                                  2004 OUTLOOK

         Also at today's conference, Chief Financial Officer Doreen Toben provided a financial outlook for 2004 that anticipates continued overall revenue growth; stable margins, excluding net pension and OPEB costs; and continued strong cash flows to fund growth initiatives and reduce debt.

Verizon News Release, page 5

REVENUE AND CASH FLOW:

         Verizon is targeting a total consolidated revenue growth percentage in the low single digits in 2004, supported by continued revenue growth in wireless, long-distance and DSL, and from sales of services to enterprise customers. Toben said Verizon remains focused on using free cash flow to reduce debt.

CAPITAL EXPENDITURES:

         Verizon expects capital expenditures to be in the range of $12 billion to $13 billion in 2004, compared with $11.9 billion in 2003, with a higher percentage of the spending this year allocated to growth areas.

         Wireline capital spending will be essentially flat, ranging from $6.5 billion to $7.0 billion in 2004, including spending for the company's fiber optic and VOIP initiatives. Wireless capital spending is expected to increase from $4.6 billion in 2003 to the $5.0 billion to $5.5 billion range in 2004, including investments for the deployment of EV-DO (wireless broadband) services and supporting the infrastructure for further growth in the business. Other 2004 capital spending, primarily in the international business segment, is expected to be approximately $500 million, flat compared with 2003.

PENSION AND OTHER RETIREE BENEFIT COSTS:

         Toben also announced that in 2004 non-cash pension expenses and post-retirement benefit costs will reduce fully diluted earnings by 23 cents to 27 cents per share, compared with 2003. Last year the company realized a 5-cent-per-share contribution from pension income net of OPEB costs; this is expected to swing to an 18- to 22-cent-per-share cost in 2004.

Verizon News Release, page 6

         The company is maintaining its assumption of 8.50 percent for return on pension plan assets in 2004. Consistent with interest-rate levels at year-end, the company has reduced its discount rate assumption to 6.25 percent in 2004, from 6.75 percent in 2003.

         A Fortune 10 company, Verizon Communications (NYSE:VZ) is one of the world's leading providers of communications services, with approximately $68 billion in annual revenues. Verizon companies are the largest providers of wireline and wireless communications in the United States. Verizon is also the largest directory publisher in the world, as measured by directory titles and circulation. Verizon's international presence includes wireline and wireless communications operations and investments, primarily in the Americas and Europe. For more information, visit www.verizon.com.

                                      ####

VERIZON'S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts and other information are available at Verizon's News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.


NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the duration and extent of the current economic downturn; materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; our ability to satisfy regulatory merger conditions; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               CELLCO PARTNERSHIP




Date: January 29, 2004                               By: /s/ Andrew N. Halford
      ----------------                                   -----------------------
                                                         Andrew N. Halford
                                                         Vice President and
                                                         Chief Financial Officer